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                                   EXHIBIT 12
                               BARNETT BANKS, INC.
                  COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS
                                TO FIXED CHARGES
                         EXCLUDING INTEREST ON DEPOSITS
                             (Dollars in thousands)
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                                                  3-Months      6- Months
                                                    Ended         Ended
                                                  June 30,       June 30,          Year Ended December 31
                                             --------------------------------------------------------------------------------------
                                                  1995            1995        1994         1993        1992       1991      1990
                                             --------------------------------------------------------------------------------------
Net Income (loss)                              $132,177        $260,876    $487,971     $420,994    $207,656    $81,442   $55,548
Provision for income taxes (benefit)             69,381         135,881     249,834      207,482      95,310      8,446    (8,922)
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Earnings before provision for
  income taxes                                  201,558         396,757     737,805      628,476     302,966     89,888    46,626
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Fixed charges:
  Interest expense (excluding
   interest on deposits)                         59,022         109,139     159,897       91,005     100,953    133,014   173,477
  Capitalized interest                               57              82         665        1,364       1,498          0     3,138
  Interest portion of rentals (33%)               7,403          14,595      27,450       32,256      31,115     28,244    25,044
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Total fixed charges                              66,482         123,816     188,012      124,625     133,566    161,258   201,659
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Earnings before provision for
  income taxes and fixed charges               $268,040        $520,573    $925,817     $753,101    $436,532   $251,146  $248,285
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Ratio of earnings to fixed charges                 4.03            4.20        4.92         6.04        3.27       1.56      1.23
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                                                3-Months       6-Months                   INCLUDING INTEREST ON DEPOSITS
                                                  Ended          Ended
                                                June 30,       June 30,                         Year Ended December 31
                                              -------------------------------------------------------------------------------------
                                                 1995          1995         1994         1993         1992         1991      1990
                                              --------------------------------------------------------------------------------------

Net Income (loss)                                 $132,177    $260,876    $487,971    $420,994    $207,656     $81,442     $55,548
Provision for income taxes (benefit)                69,381     135,881     249,834     207,482      95,310       8,446      (8,922)
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Earnings before provision for
  income taxes                                     201,558     396,757     737,805     628,476     302,966      89,888      46,626
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Fixed charges:
  Interest expense (including
   interest on deposits)                           310,592     602,931     921,408     880,105   1,143,680   1,764,424   1,976,517
  Capitalized interest                                  57          82         665       1,364       1,498           0       3,138
  Interest portion of rentals (33%)                  7,403      14,595      27,450      32,256      31,115      28,244      25,044
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Total fixed charges                                318,052     617,608     949,523     913,725   1,176,293   1,792,668   2,004,699
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Earnings before provision for
  income taxes and fixed charges                  $519,610  $1,014,365  $1,687,328  $1,542,201  $1,479,259  $1,882,556  $2,051,325
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Ratio of earnings to fixed charges                    1.63        1.64        1.78        1.69        1.26        1.05        1.02
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